EXHIBIT 10.34
                                                        -------------






                        CNF TRANSPORTATION INC.
               DEFERRED COMPENSATION PLAN FOR DIRECTORS
                           1998 RESTATEMENT


                           TABLE OF CONTENTS
                                                              Page


Preamble

Article 1     Definitions

               1.1  Account Balance
               1.2  Annual Deferral Amount
               1.3  Beneficiary
               1.4  Beneficiary Designation Form
               1.5  Board
               1.6  Change in Control                           2
               1.7  Claimant
               1.8  Committee
               1.9  Company
                1.10     Director                               3
               1.11 Election Form
                1.12     Fixed Date Distribution                3
               1.13 Participant                                 3
               1.14 Plan                                        3
               1.15 Plan Entry Date                             4
               1.16 Plan Year
               1.17 Termination Benefit
               1.18 Termination of Service
               1.19 Unforeseeable Financial Emergency

Article 2     Eligibility, Enrollment

               2.1  Eligibility
               2.2  Enrollment Requirement
               2.3  Commencement of Participation

Article 3     Deferral Commitments/Returns                      5

               3.1  Permissible Deferrals                       5
               3.2  Election to Defer                           5

               3.3  Withholding of Deferral Amounts
               3.4  Returns Prior to Distribution
               3.5  Date on Which Crediting Occurs
               3.6  Returns and Installment Distributions       6
               3.7  Statement of Accounts

Article 4     Distribution to Participant

               4.1  Fixed Date Distribution                     6
                         4.2  Withdrawal Payout/Suspensions for
                    Unforeseeable
                    Financial Emergencies                       7
               4.3  Termination Benefit                         7
               4.4  Payment of Termination Benefit              7

Article 5     Distribution to Beneficiary                       8

               5.1  Payment                                     8
               5.2  Beneficiary Designation                     8
               5.3  Spousal Consent                             8
              5.4   No Beneficiary Designation                  8
              5.5   Doubt as to Beneficiaries                   8
              5.6   Discharge of Obligations                    8

Article 6     Termination, Amendment or Modification            9

               6.1  Termination                                 9
               6.2  Amendment                                   9
               6.3  Effect of Payment                           9

Article 7     Administration

               7.1  Committee Duties
               7.2  Agents
               7.3  Binding Effect of Decisions                 10
               7.4  Indemnification                             10

Article 8     Claims Procedures

               8.1  Presentation of Claim
               8.2  Notification of Decision
               8.3  Review of a Denied Claim                    11
               8.4  Decision on Review
               8.5  Legal Action

Article 9     Miscellaneous                                     12

               9.1  Unsecured General Creditor                  12
               9.2  Company's Liability                         12
               9.3  Nonassignability                            12
               9.4  Furnishing Information
               9.5  Captions
               9.6  Governing Use
               9.7  Notice                                      13
               9.8  Successors                                  13
               9.9  Spouse's Interest
               9.10 Incompetent
               9.11 Distribution in the Event of Taxation       14
               9.12 Legal Fees To Enforce Rights                14
               9.13 Payment of Withholding
               9.14 Coordination with Other Benefits


                        CNF TRANSPORTATION INC.

               DEFERRED COMPENSATION PLAN FOR DIRECTORS

                           1998 Restatement



                               Preamble

The purpose of this Plan is to enhance the motivational value of the fees paid to non-employee directors, who contribute materially to the continued growth, development and future business success of the Company and its subsidiaries, by providing them the opportunity to defer cash compensation. The Plan is intended to aid the Company and its subsidiaries in attracting and retaining directors and give them an incentive to increase the profitability of the Company and its subsidiaries.

The Company maintains this Plan pursuant to Election Forms completed by Directors in advance of each Plan Year. In order to provide more complete documentation for the Plan, the Company adopts this 1998
Restatement effective January 1, 1998.

     ARTICLE 1

                              Definitions

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

     1.1"Account Balance" means the sum of (i) the total of a Participant's Annual Deferral Amounts, plus (ii) the return credited in accordance with the Plan, reduced (iii) by all distributions made in accordance with the terms and conditions of this Plan. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan.

     1.2"Annual Deferral Amount" means that portion of a Participant's annual retainer fee, meeting fees, and chair fees, if applicable, that a Participant elects to have and is deferred, in accordance with Article 3, for any one Plan Year. In the event of death or Termination of Service prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

     1.3 "Beneficiary" means one or more persons, trusts, estates or other entities, designated in accordance with Article 5, that are entitled to receive benefits under this Plan upon the death of a Participant.

     1.4"Beneficiary Designation Form" means the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more
     Beneficiaries.

     1.5"Board" means the Board of Directors of the Company.

     1.6"Change in Control" means a change in control of the Company, which will be deemed to have occurred if:

         (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the outstanding common stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

         (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 27, 1997, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 27, 1997 or whose appointment, election or nomination for election was previously so approved or recommended;

         (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined), directly or indirectly, acquired 25% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its "affiliates," as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act); or

         (d) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     1.7"Claimant" means any Participant or Beneficiary of a deceased Participant who makes a claim for determination under Section 8.1.

     1.8"Committee" means the Director Affairs Committee of the Board or its delegates.

     1.9"Company" means CNF Transportation Inc., a Delaware corporation.

     1.10"Director" means a member of the Board.

     1.11"Election Form" means the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

     1.12"Fixed Date Distribution" means a distribution of an Annual Deferral Amount, plus returns credited in accordance with Section 3.4, on a future January specified by the Participant in accordance with Section 4.1.

     1.13"Participant" for any Plan Year means any Director who commences participation in accordance with Article 2.

     1.14"Plan" means the Company's Deferred Compensation Plan for Directors, evidenced by this instrument, as amended from time to time.

     1.15 "Plan Entry Date" means January 1 of each Plan Year.

     1.16"Plan Year" means the period beginning on January 1 of each year and continuing through December 31 of that year.

     1.17"Termination Benefit" means the benefit set forth in Section
     4.3.

     1.18"Termination of Service" means cessation of membership on the Board for any reason.

     1.19"Unforeseeable Financial Emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant,
     (ii) a loss of the Participant's property due to casualty, or
     (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

                               ARTICLE 2

                        Eligibility, Enrollment

     2.1Eligibility. Participation in the Plan shall be limited to Directors who are not employed by the Company or any member of the Company's controlled group of corporations.
 .
     2.2Enrollment Requirement.   The Committee shall establish from
     time to time such enrollment requirements as it determines in its sole discretion are necessary.

     2.3Commencement of Participation. Provided a Director has met all enrollment requirements set forth by the Committee, the Director may commence participation in the Plan on the Plan Entry Date that immediately follows the Director's election to participate in the Plan.

     ARTICLE 3

                     Deferral Commitments/Returns

     3.1Permissible Deferrals. A Participant may elect to defer for each Plan Year either of the following:

         (a) Minimum. The annual retainer portion of the Participant's Director fees payable in the Plan Year.

     (b)Maximum. The annual retainer and all meeting fees, plus all chair fees, if applicable, payable in the Plan Year.

     3.2Election to Defer.   The Participant shall make a deferral
     election by delivering to the Committee a completed and signed Election Form prior to the intended Plan Entry Date. For each succeeding Plan Year, a new Election Form must be delivered to the Committee, in accordance with the rules set forth above. If the Election Form is not delivered prior to the Plan Entry Date for a Plan Year, no Annual Deferral Amount shall be deferred for that Plan Year.

     3.3Withholding of Deferral Amounts.  For each Plan Year, the
     Annual Deferral Amount shall be withheld at the time or times the Participant's Director fees otherwise would be paid to the Participant.

     3.4Returns Prior to Distribution. Prior to any distribution of benefits under Articles 4 or 5, returns shall be credited to a Participant's Account Balance and compounded quarterly on a Participant's Account Balance for each Plan Year as though the Annual Deferral Amount for that Plan Year was withheld on the Participant's Plan Entry Date. The rate of return on the Account Balance shall be the published prime rate of the Bank of America N.T. & S. A. as of the last day of each calendar quarter. In the event of death or a Termination of Service prior to the end of a calendar quarter, that calendar quarter's return will be calculated using a fraction of a full calendar quarter's return, based on the number of days the Participant was a Director during the calendar quarter prior to the occurrence of such event.

     3.5Date on Which Crediting Occurs. Account Balances will be credited with returns in accordance with Section 3.4 up to the date of distribution for a lump sum payment and up to the first date of distribution for installment payments. For purposes of crediting subsequent returns in the event that installment payments are made, the Account Balance shall be reduced as of the day on which the distribution is made.

     3.6 Returns and Installment Distributions. In the event a benefit is paid in installments, a Participant's unpaid Account Balance shall be credited as follows:

         (a) Crediting. As of the last day of each calendar quarter, the undistributed Account Balance shall be credited with a return equal to the published prime rate of the Bank of America N.T. & S. A. as of the last day of such calendar quarter. Returns shall start to accrue under this Section 3.6 as of the date that returns cease to accrue under Section 3.4 above.

         (b) Installments. The installment payments shall be determined by dividing the Participant's Account Balance at the time of the commencement of the installment payments by the number of payments over the installment period. Each payment determined above will be considered the principal portion of the installment payment. In addition, each installment payment will include a return calculated for the preceding year using the rate determined in Section 3.6(a) above. Installment payments shall commence in the January following such Participant's Termination of Service. All additional installment payments shall be paid in January of succeeding years.

     3.7Statement of Accounts. The Committee shall send to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the amount of the Participant's Account Balance.

     ARTICLE 4

                      Distribution to Participant

     4.1Fixed Date Distribution.

     (a)In connection with each election to defer an Annual Deferral Amount, a Participant may, subject to (b), elect to receive a distribution from the Plan with respect to that Annual Deferral Amount in a January one or more years after the Plan Year of deferral and prior to Termination of Service. This Fixed Date Distribution shall be an amount that is equal to the sum of the Annual Deferral Amount and returns credited in accordance with Section 3.4 above. The year in which the Fixed Date Distribution is made or commences shall be elected at the time of the election to defer the Annual Deferral Amount and shall not be changed. The Fixed Date Distribution shall be paid in a lump sum or annual installments over a period of up to five years, as determined in accordance with the rules in Section 4.4.

     (b)If a Participant who has elected one or more Fixed Date Distributions has a Termination of Service before the start of the Plan Year preceding the January chosen by the Participant for such Fixed Date Distribution to be made or commence, the Participant's Account Balance shall be paid at the time and in the form elected by the Participant in accordance with Section
         4.4 and not as the Fixed Date Distribution.

     4.2Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The Committee may, in its sole discretion, accept or deny such petition. Any payout shall not exceed the lesser of the Participant's Account Balance or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. The suspension shall continue for such period of time and/or the reinstatement of deferrals shall occur at a date, as specified by the Committee, in its sole discretion. If the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval.

     4.3Termination Benefit. Upon a Participant's Termination of Service, the Participant shall receive a Termination Benefit which shall be equal to the Participant's Account Balance determined as of the date of the Termination of Service.

     4.4Payment of Termination Benefit. A Participant may elect on the Election Form prior to the beginning of each Plan Year to receive the Termination Benefit for such Plan Year in a lump sum or in annual installments over a period of up to five years. The lump sum payment or the first installment shall be made in January of the year following the Plan Year in which the Termination of Service occurs. For purposes of payment, the Participant's Account Balance shall be divided into subaccounts, one for each form elected by the Participant. Notwithstanding the foregoing, payment shall be made in a lump sum as follows in lieu of any different form provided on the Election Form then in effect:

     (a)If the Participant incurs a Termination of Service within one year after a Change in Control, the Termination Benefit shall be paid in a lump sum within 20 days of the Termination of Service.

     (b)If the Participant's Termination Benefit is under $25,000 on the date of Termination of Service, such portion shall be paid in a lump sum to the Participant in the January following the Plan Year of Termination of Service.

     ARTICLE 5

                      Distribution to Beneficiary

     5.1Payment. If a Participant dies with an Account Balance, the total Account Balance shall be paid to the Participant's
     Beneficiary within 90 days after the date of death.

     5.2Beneficiary Designation. A Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and submitting it to the Committee. A Participant shall have the right to change a Beneficiary at any time without the consent of the Beneficiary, by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the receipt by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant with the Committee prior to death.

     5.3Spousal Consent. A married Participant's designation of someone other than the Participant's spouse as primary beneficiary shall not be effective unless the spouse executes a consent in writing that acknowledges the effect of the designation and is witnessed by a plan representative or notary public. No consent is required if it is established to the satisfaction of the Committee that consent cannot be obtained because the spouse cannot be located.

     5.4No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, the Participant's designated Beneficiary shall be deemed to be the surviving spouse. If the Participant has no surviving spouse, the benefits otherwise payable to a Beneficiary shall be paid to the Participant's estate.

     5.5Doubt as to Beneficiaries. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to withhold such payments until the matter is resolved to the Committee's satisfaction, and/or to require indemnification.

     5.6Discharge of Obligations. The payment of benefits under the Plan to a Participant or Participant's Beneficiary shall fully and completely discharge the Company from all obligations under this Plan with respect to the deceased Participant, Beneficiaries, and any others that may be entitled to such benefits.

     ARTICLE 6

                Termination, Amendment or Modification

     6.1Termination. The Company reserves the right to terminate the Plan at any time. Prior to a Change in Control, the Committee shall have the right, at its sole discretion, and notwithstanding any elections made by the Participant to pay the then outstanding Account Balance in a lump sum. After a Change in Control the Company shall be required to pay such benefits in a lump sum.

     6.2Amendment. The Board may, at any time, amend or modify the Plan in whole or in part, provided, however, that no amendment or modification shall decrease or restrict a Participant's Account Balance at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Service as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect the payment of benefits to any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

     6.3Effect of Payment.   The full payment of the applicable
     benefit under Articles 4 or 5 of the Plan shall completely discharge all obligations to a Participant under this Plan.

     ARTICLE 7

                            Administration

     7.1Committee Duties. This Plan shall be administered by the Committee or its delegates. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. A majority of the Committee shall constitute a quorum and a majority of the members present at any meeting at which a quorum is present or acts approved in writing or in a telephone meeting by all of the members shall constitute a decision by the entire Committee.

     7.2Agents. In the administration of this Plan, the Committee may, from time to time, delegate to such persons as it deems appropriate such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Company or a subsidiary.

     7.3Binding Effect of Decisions.   The decision or action of the
     Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     7.4Indemnification. The Company shall indemnify and hold harmless the named fiduciaries and any officers or employees of the Company and its subsidiaries to which fiduciary responsibilities have been delegated from and against any and all liabilities, claims, demands, costs and expenses including attorneys fees, arising out of an alleged breach in the performance of their fiduciary duties under the Plan and ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the gross negligence or willful misconduct of such person. The Company shall have the right, but not the obligation, to conduct the defense of such person in any proceeding to which this paragraph applies.

                               ARTICLE 8

                           Claims Procedures

     8.1Presentation of Claim. Any Participant or Beneficiary of a deceased Participant may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

     8.2Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

         (i) the specific reason(s) for the denial of the claim, or any part of it;

                 (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                (iii) a description of any additional material or information necessary for the Claimant to clarify or perfect the claim, and an explanation of why such material or information is necessary; and

                 (iv) an explanation of the claim review procedure set forth in Section 13.3 below.

     8.3Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)  may review pertinent documents;

         (b)  may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

     8.4Decision on Review.   The Committee shall render its decision
     on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant and it must contain:

         (a)  specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)  such other matters as the Committee deems relevant.

     8.5Legal Action. A Claimant's compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Participant's right to commence any legal action with respect to any claim for benefits under this Plan.


     ARTICLE 9

                             Miscellaneous

     9.1Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company. Any and all of the Company's assets shall be, and remain, its general, unpledged and unrestricted assets. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

     9.2Company's Liability. Amounts payable to a Participant or Beneficiary under this Plan shall be paid from the general assets of the Company (including without limitation assets of any trust established to fund payment of obligations hereunder) exclusively.

     9.3Nonassignability. Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     9.4Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such or actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as Committee may deem necessary.

     9.5Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     9.6Governing Use. The provisions of this Plan shall be construed and interpreted according to the laws of the State of California.

     9.7Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, return receipt requested, to:

              CNF Transportation Inc.
              Director Affairs Committee
              Deferred Compensation Plan for Directors
              3240 Hillview Avenue
              Palo Alto, California 94304

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

     9.8Successors. The provisions of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.

     9.9Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

     9.10Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate and/or such indemnification of the Committee and the Company and security, as it deems appropriate, in its sole discretion, prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

     9.11Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of assets sufficient to meet Participant's tax liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to that Participant's federal, state and local tax liability associated with such event of taxation (which amount shall not exceed a Participant's accrued benefit under the Plan), such tax liability shall be measured by using that Participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall reduce the benefits to be paid under this Plan.

     9.12Legal Fees To Enforce Rights. If the Company has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel chosen by the Participant and agrees to pay reasonable legal fees and expenses of the Participant incurred in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, or any director, officer, shareholder or other person affiliated with the Company, or any successor thereto in any jurisdiction, provided that such Participant prevails in such action.

     9.13Payment of Withholding. As a condition of receiving benefits under the Plan, the Participant shall pay the Company not less than the amount of all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or entitlement to benefits hereunder. The Company may withhold taxes from any benefits paid and/or from Directors fees, in its sole discretion.

     9.14Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Directors. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided. In no event shall distributions under the Plan prior to Termination of Service have the effect of increasing payments otherwise due under the various retirement plans of the Company and its subsidiaries.

         IN WITNESS WHEREOF, the Company has signed this Restatement as of January 28, 1998.


                                CNF TRANSPORTATION INC.


                                  /s/Eberhard G.H. Schmoller
                                By: Eberhard G.H. Schmoller
                                Its: Senior Vice President, General
                                       Counsel and Secretary